Pricing Supplement dated January 28, 2008
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated March 6, 2007)

================================================================================

[RBC LOGO]                               $9,458,000

                                Reverse Convertible Notes, each
                 Linked to the Common Stock of a Single Reference Stock Issuer
                           Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus dated January 5, 2007, the product prospectus supplement dated March 6, 2007 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to forty (40) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), some of six months ("Six Month Notes") and some of twelve months ("Twelve Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Pricing Date:                 January 28, 2008

Issuance Date:                January 31, 2008

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Three Month Notes:

            Valuation Date:   April 25, 2008

             Maturity Date:   April 30, 2008

         Coupon Payment       The coupon will be paid on the 30th day of each
         Date (s):            month during the term of the note. If that day is
                              not a business day, then the coupon will be paid on the following business day.

Six Month Notes:

            Valuation Date:   July 28, 2008

             Maturity Date:   July 31, 2008

         Coupon Payment       The coupon will be paid on the 31st day of each
         Date (s):            month during the term of the note. If that day is
                              not a business day, then the coupon will be paid on the following business day.

Twelve Month Notes:

            Valuation Date:   January 27, 2009

             Maturity Date:   January 30, 2009

         Coupon Payment       The coupon will be paid on the 30th day of each
         Date (s):            month during the term of the note. If that day is
                              not a business day, then the coupon will be paid on the following business day.


Reference Stock:

No.  Principal   Reference Stock                      Ticker  Coupon   Strike    Barrier   Term     Monitoring Method        CUSIP
---  ----------  ---------------                      ------  ------   ------    -------   ----     -----------------        -----
     Amount                                                    Rate     Price     Price
     ------                                                    ----     -----     -----
544   $60,000    Cutera, Inc.                          CUTR   19.50%   $14.08     $9.86   3 month  Close of Trading Day    78008ER82

545   $329,000   Federal National Mortgage Association  FNM   19.20%   $33.04    $21.48   3 month  Close of Trading Day    78008ER90

546   $162,000   Harmony Gold Mining Company Limited    HMY   27.55%   $10.28     $8.22   3 month  Close of Trading Day    78008ES24

547   $20,000    KeyCorp                                KEY   13.75%   $25.58    $20.46   3 month  Close of Trading Day    78008ES32

548   $332,000   Nasdaq Stock Market Inc.              NDAQ   11.80%   $44.07    $35.26   3 month  Close of Trading Day    78008ES40

549   $218,000   First Solar, Inc.                     FSLR   30.50%  $177.00   $123.90   3 month  Close of Trading Day    78008ES57

550   $206,000   First Solar, Inc.                     FSLR   36.55%  $177.00   $132.75   3 month  Close of Trading Day    78008ES65

552   $56,000    The Mosaic Company                     MOS   22.75%   $92.70    $64.89   3 month  Close of Trading Day    78008ES81

553   $10,000    Lululemon Athletica Inc.              LULU   15.80%   $31.70    $19.02   3 month  Close of Trading Day    78008ES99

554   $595,000   Nuance Communications, Inc.           NUAN   12.30%   $16.22    $12.17   3 month  Close of Trading Day    78008ET23

555   $90,000    Intuitive Surgical, Inc.              ISRG   25.60%  $277.57   $194.30   3 month  Close of Trading Day    78008ET31

557   $167,000   Potash Corporation                     POT   15.25%  $139.54    $97.68   3 month  Close of Trading Day    78008ET56

558   $10,000    BB&T Corporation                       BBT    9.00%   $35.01    $28.01   3 month  Close of Trading Day    78008ET64

559   $85,000    SunTrust Banks, Inc.                   STI   13.00%   $65.81    $52.65   3 month  Close of Trading Day    78008ET72

560   $95,000    Wells Fargo & Company                  WFC   10.00%   $31.80    $25.44   3 month  Close of Trading Day    78008ET80

561   $35,000    Regions Financial Corporation          RF    17.50%   $23.79    $19.03   3 month  Close of Trading Day    78008ET98

562   $257,000   Washington Mutual, Inc.                WM    32.10%   $17.01    $11.91   3 month  Close of Trading Day    78008EU21

563   $398,000   Noble Corporation                      NE    10.50%   $45.30    $36.24   3 month  Close of Trading Day    78008EU39

564   $260,000   EMC Corporation                        EMC   16.00%   $16.91    $13.53   3 month  Close of Trading Day    78008EU47

565  $1,673,000  Apple Inc.                            AAPL   18.00%  $130.01    $97.51   3 month  Close of Trading Day    78008EU54

566    $9,000    Riverbed Technology, Inc.             RVBD   15.60%   $22.52    $13.51   3 month  Close of Trading Day    78008EW45

567   $65,000    Toll Brothers, Inc.                    TOL   15.75%   $22.37    $14.54   3 month  Close of Trading Day    78008EW52

569   $575,000   General Motors Corporation             GM    17.50%   $26.53    $17.24   3 month  Close of Trading Day    78008EW86

570   $94,000    Titanium Metals Corporation            TIE   16.75%   $20.89    $15.67   6 month  Close of Trading Day    78008EU62

571   $16,000    Western Union Company                  WU    11.00%   $21.03    $16.82   6 month  Close of Trading Day    78008EU70

572   $50,000    American International Group, Inc.     AIG   13.25%   $54.75    $43.80   6 month  Close of Trading Day    78008EU88

573   $60,000    JPMorgan Chase & Co.                   JPM   14.00%   $45.57    $36.46   6 month  Close of Trading Day    78008EU96

574   $101,000   Wells Fargo & Company                  WFC   12.25%   $31.80    $25.44   6 month  Close of Trading Day    78008EV20

575   $22,000    Google Inc.                           GOOG   10.10%  $555.98   $444.78   6 month  Close of Trading Day    78008EV38

576   $37,000    MGM MIRAGE                             MGM   12.70%   $72.08    $54.06   6 month  Close of Trading Day    78008EV46

577   $60,000    Harmony Gold Mining Company            HMY   19.80%   $10.28     $7.20   6 month  Close of Trading Day    78008EV53

578   $442,000   Elan Corporation plc                   ELN   24.70%   $23.17    $15.06   6 month  Close of Trading Day    78008EV61

579   $195,000   General Motors Corporation             GM    19.50%   $26.53    $17.24   6 month  Close of Trading Day    78008EW94

580   $50,000    Wells Fargo & Company                  WFC    9.30%   $31.80    $25.44  12 month  Close of Trading Day    78008EV79

581   $82,000    Starbucks Corporation                 SBUX   11.50%   $19.66    $15.73  12 month  Close of Trading Day    78008EV87

582   $335,000   Intel Corporation                     INTC    9.15%   $20.29    $16.23  12 month  Close of Trading Day    78008EV95

585   $86,000    Merrill Lynch & Co., Inc.              MER   11.00%   $57.33    $40.13  12 month  Close of Trading Day    78008EW37

588  $1,403,000  Weyerhaeuser Company                   WY    11.25%   $64.89    $45.42  12 month  Close of Trading Day    78008EX69

589   $468,000   American International Group, Inc.     AIG   10.35%   $54.75    $43.80  12 month  Close of Trading Day    78008EX77

590   $250,000   Whole Foods Market, Inc.              WFMI   12.45%   $37.48    $26.24  12 month  Close of Trading Day    78008EX85

Term:                    As set forth above

Initial Share Price:     The price of the Reference Stock on the PricingDate.

Final Share Price:       The price of the Reference Stock on the Valuation Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i) the Final Stock Price is less than the Initial
                                  Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                   (b) for notes subject to Close of Trading Day Monitoring, on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   this pricing supplement and the terms appearing
                              under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated March
                              6, 2007.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated March 6, 2007 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The price to purchasers of three (3) month notes who maintain accounts with participating dealers in which asset-based fees are charged is 98.75% and the concession paid to such dealers is 0.375%. The price to purchasers of six (6) month notes who maintain accounts with participating dealers in which asset-based fees are charged is 98.50% and the concession paid to such dealers is 0.25%. The price to purchasers of twelve (12) month notes who maintain accounts with participating dealers in which asset-based fees are charged is 98.00% and the concession paid to such dealers is 0.50%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the value of your notes on the issue date.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
RevCon 544                                100%                         1.250%                       98.750%
                                        $60,000                       $750.00                     $59,250.00

RevCon 545                                100%                         1.500%                       98.500%
                                        $329,000                     $4,935.00                    $324,065.00

RevCon 546                                100%                         1.500%                       98.500%
                                        $162,000                     $2,430.00                    $159,570.00

RevCon 547                                100%                         1.250%                       98.750%
                                        $20,000                       $250.00                     $19,750.00

RevCon 548                                100%                         1.250%                       98.750%
                                        $332,000                     $4,150.00                    $327,850.00

RevCon 549                                100%                         1.250%                       98.750%
                                        $218,000                     $2,725.00                    $215,275.00

RevCon 550                                100%                         1.250%                       98.750%
                                        $206,000                     $2,575.00                    $203,425.00

RevCon 552                                100%                         1.500%                       98.500%
                                        $56,000                       $840.00                     $55,160.00

RevCon 553                                100%                         1.250%                       98.750%
                                        $10,000                       $125.00                      $9,875.00

RevCon 554                                100%                         1.625%                       98.375%
                                        $595,000                     $9,668.75                    $585,331.25

RevCon 555                                100%                         1.500%                       98.500%
                                        $90,000                      $1,350.00                    $88,650.00

RevCon 557                                100%                         1.500%                       98.500%
                                        $167,000                     $2,505.00                    $164,495.00

RevCon 558                                100%                         1.250%                       98.750%
                                        $10,000                       $125.00                      $9,875.00

RevCon 559                                100%                         1.250%                       98.750%
                                        $85,000                      $1,062.50                    $83,937.50

RevCon 560                                100%                         1.625%                       98.375%
                                        $95,000                      $1,543.75                    $93,456.25

                                      P-4

RevCon 561                                100%                         1.250%                       98.750%
                                        $35,000                       $437.50                     $34,562.50

RevCon 562                                100%                         1.500%                       98.500%
                                        $257,000                     $3,855.00                    $253,145.00

RevCon 563                                100%                         1.500%                       98.500%
                                        $398,000                     $5,970.00                    $392,030.00

RevCon 564                                100%                         1.500%                       98.500%
                                        $260,000                     $3,900.00                    $256,100.00

RevCon 565                                100%                         1.500%                       98.500%
                                       $1,673,000                    $25,095.00                  $1,647,905.00

RevCon 566                                100%                         1.500%                       98.500%
                                         $9,000                       $135.00                      $8,865.00

RevCon 567                                100%                         1.500%                       98.500%
                                        $65,000                       $975.00                     $64,025.00

RevCon 569                                100%                         1.500%                       98.500%
                                        $575,000                     $8,625.00                    $566,375.00

RevCon 570                                100%                         1.750%                       98.250%
                                        $94,000                      $1,645.00                    $92,355.00

RevCon 571                                100%                         1.500%                       98.500%
                                        $16,000                       $240.00                     $15,760.00

RevCon 572                                100%                         1.500%                       98.500%
                                        $50,000                       $750.00                     $49,250.00

RevCon 573                                100%                         1.750%                       98.250%
                                        $60,000                      $1,050.00                    $58,950.00

RevCon 574                                100%                         1.750%                       98.250%
                                        $101,000                     $1,767.50                    $99,232.50

RevCon 575                                100%                         1.500%                       98.500%
                                        $22,000                       $330.00                     $21,670.00

RevCon 576                                100%                         1.750%                       98.250%
                                        $37,000                       $647.50                     $36,352.50

RevCon 577                                100%                         1.500%                       98.500%
                                        $60,000                       $900.00                     $59,100.00

RevCon 578                                100%                         1.750%                       98.250%
                                        $442,000                     $7,735.00                    $434,265.00

RevCon 579                                100%                         1.750%                       98.250%
                                        $195,000                     $3,412.50                    $191,587.50

                                      P-5

RevCon 580                                100%                         2.000%                       98.000%
                                        $50,000                      $1,000.00                    $49,000.00

RevCon 581                                100%                         2.500%                       97.500%
                                        $82,000                      $2,050.00                    $79,950.00

RevCon 582                                100%                         2.500%                       97.500%
                                        $335,000                     $8,375.00                    $326,625.00

RevCon 585                                100%                         2.500%                       97.500%
                                        $86,000                      $2,150.00                    $83,850.00

RevCon 588                                100%                         2.000%                       98.000%
                                       $1,403,000                    $28,060.00                  $1,374,940.00

RevCon 589                                100%                         2.000%                       98.000%
                                        $468,000                     $9,360.00                    $458,640.00

RevCon 590                                100%                         2.000%                       98.000%
                                        $250,000                     $5,000.00                    $245,000.00

                         RBC Capital Markets Corporation
                                January 28, 2008

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated March 6, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000342/
     o35159e424b3.htm

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.

                                    If the closing         If the closing
                                  market price of the    market price of the
                                    Reference Stock       Reference Stock
                                  does not fall below     falls below the
                                 the Barrier Price on     Barrier Price on
                                  any day during the     any day during the      Hypothetical
                                  Monitoring Period:     Monitoring Period:        Physical
                                                                                   Delivery         Hypothetical
                                     Hypothetical           Hypothetical           Amount as       Cash Delivery
      Hypothetical Final              Payment at             Payment at            Number of         Amount as
   Share Price as Percentage          Maturity as            Maturity as         Shares of the     Percentage of
              of                     Percentage of          Percentage of          Reference       Initial Share
      Initial Share Price          Principal Amount       Principal Amount           Stock             Price
      -------------------          ----------------       ----------------           -----             -----
            200.00%                     100.00%                100.00%                n/a               n/a

            175.00%                     100.00%                100.00%                n/a               n/a

            150.00%                     100.00%                100.00%                n/a               n/a

            125.00%                     100.00%                100.00%                n/a               n/a

            100.00%                     100.00%                100.00%                n/a               n/a

            95.00%                      100.00%            Physical or Cash            10             95.00%
                                                           Delivery Amount

            90.00%                      100.00%            Physical or Cash            10             90.00%
                                                           Delivery Amount

            85.00%                      100.00%            Physical or Cash            10             85.00%
                                                           Delivery Amount

            80.00%                      100.00%            Physical or Cash            10             80.00%
                                                           Delivery Amount

            79.50%                        n/a              Physical or Cash            10             79.50%
                                                           Delivery Amount

            50.00%                        n/a              Physical or Cash            10             50.00%
                                                           Delivery Amount

            25.00%                        n/a              Physical or Cash            10             25.00%
                                                           Delivery Amount

             0.00%                        n/a              Physical or Cash            10              0.00%
                                                           Delivery Amount

The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated March 6, 2007.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated March 6, 2007.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated March 6, 2007. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated March 6, 2007.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon (CUTR): 2.74% of each stated interest payment (19.50% in total) will be treated as an interest payment and 16.76% of each stated interest payment (19.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FNM): 2.74% of each stated interest payment (19.20% in total) will be treated as an interest payment and 16.46% of each stated interest payment (19.20% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (HMY): 2.74% of each stated interest payment (27.55% in total) will be treated as an interest payment and 24.81% of each stated interest payment (27.55% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (KEY): 2.74% of each stated interest payment (13.75% in total) will be treated as an interest payment and 11.01% of each stated interest payment (13.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NDAQ): 2.74% of each stated interest payment (11.80% in total) will be treated as an interest payment and 9.06% of each stated interest payment (11.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FSLR): 2.74% of each stated interest payment (30.50% in total) will be treated as an interest payment and 27.76% of each stated interest payment (30.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FSLR): 2.74% of each stated interest payment (36.55% in total) will be treated as an interest payment and 33.81% of each stated interest payment (36.55% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MOS): 2.74% of each stated interest payment (22.75% in total) will be treated as an interest payment and 20.01% of each stated interest payment (22.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (LULU): 2.74% of each stated interest payment (15.80% in total) will be treated as an interest payment and 13.06% of each stated interest payment (15.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NUAN): 2.74% of each stated interest payment (12.30% in total) will be treated as an interest payment and 9.56% of each stated interest payment (12.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ISRG): 2.74% of each stated interest payment (25.60% in total) will be treated as an interest payment and 22.86% of each stated interest payment (25.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (POT): 2.74% of each stated interest payment (15.25% in total) will be treated as an interest payment and 12.51% of each stated interest payment (15.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BBT): 2.74% of each stated interest payment (9.00% in total) will be treated as an interest payment and 6.26% of each stated interest payment (9.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (STI): 2.74% of each stated interest payment (13.00% in total) will be treated as an interest payment and 10.26% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WFC): 2.74% of each stated interest payment (10.00% in total) will be treated as an interest payment and 7.26% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (RF): 2.74% of each stated interest payment (17.50% in total) will be treated as an interest payment and 14.76% of each stated interest payment (17.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WM): 2.74% of each stated interest payment (32.10% in total) will be treated as an interest payment and 29.36% of each stated interest payment (32.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NE): 2.74% of each stated interest payment (10.50% in total) will be treated as an interest payment and 7.76% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (EMC): 2.74% of each stated interest payment (16.00% in total) will be treated as an interest payment and 13.26% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AAPL): 2.74% of each stated interest payment (18.00% in total) will be treated as an interest payment and 15.26% of each stated interest payment (18.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (RVBD): 2.74% of each stated interest payment (15.60% in total) will be treated as an interest payment and 12.86% of each stated interest payment (15.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TOL): 2.74% of each stated interest payment (15.75% in total) will be treated as an interest payment and 13.01% of each stated interest payment (15.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): 2.74% of each stated interest payment (17.50% in total) will be treated as an interest payment and 14.76% of each stated interest payment (17.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TIE): 2.74% of each stated interest payment (16.75% in total) will be treated as an interest payment and 14.01% of each stated interest payment (16.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WU): 2.74% of each stated interest payment (11.00% in total) will be treated as an interest payment and 8.26% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AIG): 2.74% of each stated interest payment (13.25% in total) will be treated as an interest payment and 10.51% of each stated interest payment (13.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (JPM): 2.74% of each stated interest payment (14.00% in total) will be treated as an interest payment and 11.26% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WFC): 2.74% of each stated interest payment (12.25% in total) will be treated as an interest payment and 9.51% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GOOG): 2.74% of each stated interest payment (10.10% in total) will be treated as an interest payment and 7.36% of each stated interest payment (10.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MGM): 2.74% of each stated interest payment (12.70% in total) will be treated as an interest payment and 9.96% of each stated interest payment (12.70% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (HMY): 2.74% of each stated interest payment (19.80% in total) will be treated as an interest payment and 17.06% of each stated interest payment (19.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ELN): 2.74% of each stated interest payment (24.70% in total) will be treated as an interest payment and 21.96% of each stated interest payment (24.70% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): 2.74% of each stated interest payment (19.50% in total) will be treated as an interest payment and 16.76% of each stated interest payment (19.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WFC): 2.80% of each stated interest payment (9.30% in total) will be treated as an interest payment and 6.50% of each stated interest payment (9.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SBUX): 2.80% of each stated interest payment (11.50% in total) will be treated as an interest payment and 8.70% of each stated interest payment (11.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (INTC): 2.80% of each stated interest payment (9.15% in total) will be treated as an interest payment and 6.35% of each stated interest payment (9.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MER): 2.80% of each stated interest payment (11.00% in total) will be treated as an interest payment and 8.20% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WY): 2.80% of each stated interest payment (11.25% in total) will be treated as an interest payment and 8.45% of each stated interest payment (11.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AIG): 2.80% of each stated interest payment (10.35% in total) will be treated as an interest payment and 7.55% of each stated interest payment (10.35% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WFMI): 2.80% of each stated interest payment (12.45% in total) will be treated as an interest payment and 9.65% of each stated interest payment (12.45% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.



     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Cutera, Inc. (Cutera) is a global medical device company specializing in the design, development, manufacture, marketing and servicing of laser and other light-based aesthetics systems for practitioners worldwide. The Company offers products based on three platforms:
          CoolGlide, Xeo and Solera, which enable dermatologists, plastic surgeons, gynecologists, primary care physicians and other qualified practitioners to perform safe, effective and non-invasive aesthetic procedures for their customers. CoolGlide offers hair removal, treatment of a range of vascular lesions, including leg and facial veins, and laser genesis, a non-ablative procedure to promote healthy looking skin, reduce pore size and improve skin texture. The Xeo platform of products combines pulsed light and laser applications in a single platform. Solera is a compact tabletop system designed to support a single technology platform.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50644.

     o Federal National Mortgage Association, operating as Fannie Mae, is engaged in providing funds to mortgage lenders through its purchases of mortgage assets, and issuing and guaranteeing mortgage-related securities that facilitate the flow of additional funds into the mortgage market. The Company also makes other investments that increase the supply of affordable housing. It is a government-sponsored enterprise (GSE) chartered by the United States Congress and is aligned with national policies to support expanded access to housing and increased opportunities for homeownership. The Company's business includes three integrated business segments:
          Single-Family Credit Guaranty (Single-Family), Housing and Community Development (HCD), and Capital Markets.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50231.

     o Harmony Gold Mining Company Limited (Harmony) is a gold producer, operating 22 individual mines and projects in three countries, South Africa, Australia and Papua New Guinea (PNG). During the fiscal year ended June 30, 2007 (fiscal 2007), Harmony produced 2.3 million ounces of gold, primarily from its operations in South Africa. Harmony's global exploration program continues with activities focused on southern Africa and Papua New Guinea. As of June 30, 2007, Harmony's ore reserves amounted to 53.6 million ounces of gold. In July 2007, Harmony announced the sale of the South Kal Mine to Dioro Exploration NL. On June 18, 2007, the Company disposed of 17% of its share in Orpheo by Harmony (Pty) Limited (Orpheo). On May 28, 2007, the Company disposed of 33% of its 50% share in a joint venture with Orpheo by Harmony (Pty) Ltd to AngloGold Ashanti Limited. In December 2007, Dioro Exploration NL acquired the South Kal Mine operations located near Kalgoorlie, Western Australia, from Harmony.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31545.

     o KeyCorp is a bank-based financial holding company. Its subsidiaries provide a range of retail and commercial banking, commercial leasing, investment management, consumer finance and investment banking products and services to individual, corporate and institutional clients through two business groups: Community Banking and National Banking. As of December 31, 2006, these services were provided through subsidiaries operating 950 full-service retail banking branches (KeyCenters), a telephone banking call center services group and 2,050 automated teller machines (ATMs), in sixteen states in the United States. In March 2007, Nationstar Mortgage LLC acquired Parsippany, New Jersey-based, Champion Mortgage origination platform from the Company. In January 2008, U.S.B. Holding Co., Inc. completed its merger with KeyCorp.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11302.

     o The Nasdaq Stock Market, Inc. is a holding company that operates The NASDAQ Stock Market LLC as its wholly owned subsidiary. Nasdaq through its subsidiaries, is a provider of securities listing, trading, and information products and services. Its revenue sources include revenues from transaction services, market data products and services, listing fees, insurance products, shareholder and newswire services and financial products. It also operates, through the exchange subsidiary, The Nasdaq Market Center, which provides its market participants with the ability to access, process, display and integrate orders and quotes in The Nasdaq Stock Market and other national securities exchanges. It manages, operates and provides its products and services in two business segments, its Market Services segment and Issuer Services segment. In September 2007, Nasdaq has sold holdings representing 28% of the share capital of the London Stock Exchange Group plc (LSE) to Borse Dubai Limited.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-32651.

     o First Solar, Inc. (First Solar) designs and manufactures solar modules using a thin film semiconductor technology. The Company manufactures its solar modules on high-throughput production lines. Its solar modules employ a thin layer of cadmium telluride semiconductor material to convert sunlight into electricity. In August 2006, First Solar completed its Ohio expansion, adding two 25 megawatt production lines to its existing 25 megawatt base plant. The Company describes its production capacity with a nameplate rating, which means minimum expected annual production. It assigns each production line a 25 megawatt nameplate rating. With the completion of its Ohio expansion, First Solar has an annual manufacturing capacity of 75 megawatt. The Company is also building a four line 100 megawatt plant in Germany. During the fiscal year ended December 30, 2006, First Solar entered into long-term solar module supply contracts with six European project developers and system integrators.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33156.

     o The Mosaic Company (Mosaic) is a producer of phosphate and potash combined, as well as nitrogen and animal feed ingredients. The Company operates its business through four business segments: phosphates, potash, offshore and nitrogen. The Phosphates segment operates mines and concentrates plants in Florida that produce phosphate fertilizer and feed phosphate, and concentrates plants in Louisiana that produce phosphate fertilizer. The Potash segment mines ad processes potash in Canada and the United States and sells potash in North America and internationally. The Offshore segment produces and markets fertilizer products and provides other ancillary services to wholesalers, cooperatives, independent retailers, and farmers in South America and the Asia-Pacific regions. The Nitrogen segment consists of its equity investment in Saskferco and Mosaic's nitrogen sales and distribution activities.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32327.

     o Lululemon athletica inc. (Lululemon) is a designer and retailer of technical athletic apparel in North America. Lululemon is engaged in the design, manufacture and distribution of athletic apparel, which is sold through a chain of corporate-owned and operated retail stores, independent franchises and a network of wholesale accounts. The Company's primary markets are Canada, the United States, Japan and

          Australia. The Company offers a line of apparel and accessories, including fitness pants, shorts, tops and jackets designed for athletic pursuits such as yoga, dance, running and general fitness. During the fiscal year ended January 31, 2007, 87.1% of Lululemon's net revenue was derived from sales of its products in Canada, 11.7% of the net revenue was derived from the sales of its products in the United States and 1.2% of the net revenue was derived from sales of its products in Australia and Japan.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33608.

     o Nuance Communications, Inc. (Nuance) is a provider of speech-based solutions for businesses and consumers worldwide. The Company's speech solutions are designed to transform the way people interact with information systems, mobile devices and services. Nuance offers businesses and consumers value-added speech, dictation and imaging solutions that facilitate the way people access, share, manage and use information in business and daily life. The Company provides speech solutions to enterprise speech, mobility, and healthcare dictation and transcription markets. Nuance markets and distributes its products indirectly through a global network of resellers, including system integrators, independent software vendors, value-added resellers, hardware vendors, telecommunications carriers and distributors, and directly through its sales force and through the Company's e-commerce Website.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-30203.

     o Intuitive Surgical, Inc. (Intuitive Surgical) is engaged in the designing, manufacturing and marketing of the da Vinci Surgical Systems. The da Vinci Surgical Systems consist of a surgeon's console, a patient-side cart, a vision system and wristed instruments. The da Vinci Surgical System controls the endoscopic instruments, including rigid endoscopes, blunt and sharp endoscopic dissectors, scissors, scalpels, forceps/pickups, needle holders, endoscopic retractors, electrocautery, ultrasonic cutters and accessories during surgical procedures. In January 2006, the da Vinci S Surgical System was introduced. The da Vinci S Surgical System shares the same core technology as the standard da Vinci Surgical System. In addition, the da Vinci S Surgical System features a motorized patient cart for easy setup and docking. The da Vinci S Surgical System has a feature called TilePro, which is designed to allow surgeons to import and view video images without leaving the surgeon's console.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-30713.

     o Potash Corporation of Saskatchewan Inc. (PCS) is an integrated fertilizer and related industrial and feed products company. During the year ended December 31, 2006, the Company's potash operations represented an estimated 15% of global production, 22% of global potash capacity and 55% of global potash excess capacity. The Company's potash is produced from six mines in Saskatchewan and one mine in New Brunswick. Of these mines, it owns and operates five in Saskatchewan and one in New Brunswick. During 2006, PCS Joint Venture, Ltd., its subsidiary, sold all of its Florida assets and shut down its Georgia manufacturing facility.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10351.

     o BB&T Corporation (BB&T) is a financial holding company. BB&T conducts its business operations primarily through its commercial bank subsidiary, Branch Banking and Trust Company (Branch Bank), which has offices in North Carolina, South Carolina, Virginia, Maryland, Georgia, West Virginia, Tennessee, Kentucky, Alabama, Florida, Indiana and Washington, D.C. Substantially all of the loans by BB&T's bank and nonbank subsidiaries are to businesses and individuals in these market areas. As of December 31, 2006, the principal operating subsidiaries of BB&T included Branch Banking and Trust Company, BB&T Bankcard Corporation, Scott & Stringfellow, Inc., Regional Acceptance Corporation and Sheffield Financial LLC. On June 1, 2006, BB&T completed its merger with Main Street Banks, Inc. On August 1, 2006, BB&T completed its merger with First Citizens Bancorp. In May 2007, the Company acquired Coastal Financial Corporation. In November 2007, the Company acquired Collateral Real Estate Capital LLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10853.

     o SunTrust Banks, Inc. (SunTrust) primarily operates as a financial services holding company. Through its principal banking subsidiary, SunTrust Bank (the Bank), the Company provides deposit, credit, and trust and investment services. Through its subsidiaries, SunTrust also provides mortgage banking, credit-related insurance, asset management, securities brokerage and capital market services. The Company operates in five business segments: Retail, Commercial, Corporate and Investment Banking (CIB), Wealth and Investment Management, and Mortgage. The Bank operates primarily in Florida, Georgia, Maryland, North Carolina, South Carolina, Tennessee, Virginia and the District of Columbia. SunTrust's client base includes individuals, families, high-net-worth clients, businesses and institutions. SunTrust provides clients with a selection of technology based banking channels, including the Internet, automated teller machines (ATMs), personal computers and around-the-clock telebanking.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08918.

     o Wells Fargo & Company is a financial holding company and a bank holding company. The Company provides retail, commercial and corporate banking services through banking stores located in 23 states. It provides other financial services through subsidiaries engaged in various businesses, principally wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services, mortgage-backed securities servicing and venture capital investment. The Company operates in three business segments: Community Banking, Wholesale Banking and Wells Fargo Financial. In April 2007, First Data Corporation acquired the Instant Cash Services business, from Wells Fargo Bank, N.A., a subsidiary of the Company. In October 2007, Greater Bay Bancorp completed its merger with the Company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979.

     o Regions Financial Corporation is a financial holding company headquartered in Birmingham, Alabama, which operates throughout the South, Midwest and Texas. Its operations consist of banking, brokerage and investment services, mortgage banking, insurance brokerage, credit life insurance, leasing, commercial accounts receivable factoring and specialty financing. Regions conducts its banking operations through Regions Bank, an Alabama chartered commercial bank. As of December 31, 2006, it operated approximately 2,000 full service banking offices in Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kentucky, Louisiana, Mississippi, Missouri, North Carolina, South Carolina, Tennessee, Texas and Virginia. In November 2006, Regions and AmSouth Bancorporation completed a merger of the two companies. In December 2007, the Company completed its merger integration and is operating under one name and with one set of systems across its 16-state footprint.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50831.

     o Washington Mutual, Inc. is a consumer and small business banking company with operations in United States markets. It is a savings and loan holding company. It owns two banking subsidiaries, as well as numerous non-bank subsidiaries. It has four operating segments: the Retail Banking Group, which operates a retail bank network of 2,225 stores; the Card Services Group, which operates credit card lending business; the Commercial Group, which conducts a multi-family and commercial real estate lending business in selected markets, and the Home Loans Group, which engages in single-family residential real estate lending, servicing and capital markets activities. In January 2007, it sold its mutual fund subsidiary to Principal Financial Group. In October 2006, it acquired Commercial Capital Bancorp, Inc. On December 31, 2006, it sold its retail mutual fund management business, WM Advisors, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14667.

     o Noble Corporation (Noble) is a provider of diversified services for the oil and gas industry. It performs contract drilling services with its fleet of 63 offshore drilling units located in key markets worldwide. This fleet consists of 13 semi-submersibles, three drillships, 44 jackups and three submersibles. As of February 28, 2007, approximately 86% of Noble's fleet were deployed in international markets, principally including the Middle East, India, Mexico, the North Sea, Brazil and West Africa. The Company's other services include labor contract drilling services, well site and project management services, and engineering services.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31306.

     o EMC Corporation (EMC) and its subsidiaries develop, deliver and support information infrastructure technologies and solutions that are designed to help individuals and organizations handle their digital information needs. It operates in four segments: information storage, content management and archiving, RSA information security and VMware virtual infrastructure. In November 2006, the Company acquired Avamar Technologies, Inc. In September 2006, EMC acquired RSA Security Inc. and Network Intelligence Corporation. In June 2006, the Company's subsidiary, VMware, Inc. acquired Akimbi Systems, Inc. In June 2006, EMC acquired the assets of ProActivity Software Solutions Ltd. In June 2006, EMC also acquired nLayers Ltd. In May 2006, the Company acquired Kashya, Inc. In May 2006, it also acquired Interlink Group, Inc. In June 2007, EMC acquired Verid, Inc. In October 2007, EMC acquired Berkeley Data Systems, Inc. In October 2007, the Company acquired Voyence.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09853.

     o Apple Inc.designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh (Mac), iPod and iPhone compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores. The Company sells to education, consumer, creative professional, business and government customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030.

     o Riverbed Technology, Inc. (Riverbed) has developed a solution to the fundamental problems of wide-area distributed computing. The Company's Steelhead appliances enable its customers to improve the performance of their applications and access to their data across wide area networks (WANs), increasing transmission speeds by 5 to 50 times and in some cases by up to 100 times. Riverbed's products also offer the ability to simplify information technology (IT) infrastructure. Riverbed sells its products and support directly through its sales force and indirectly through distribution partners, including value-added resellers (VARs). Riverbed's wide-area data services (WDS) solution consists of the Riverbed Optimization System (RiOS), the Company's software that is embedded on a general-purpose, hardware-computing platform to form its Steelhead appliances. RiOS integrates four sets of technologies: Data Streamlining, Transport Streamlining, Application Streamlining and Management Streamlining.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33023.

     o Toll Brothers, Inc. is engaged in designing, building, marketing and arranging finance for single-family detached and attached homes in luxury residential communities. The Company is also involved, directly and through joint ventures, in projects where it is building, or converting existing rental apartment buildings into high-, mid- and low-rise luxury homes. During the fiscal year ended October 31, 2007 (fiscal 2007), the Company delivered 7,023 homes from 385 communities. In fiscal 2007, the Company has introduced 70 new single-family detached models, 28 new single-family attached models and 32 new condominium units. The four segments operated by the Company includes the North, the Mid-Atlantic, the South and the West.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09186.

     o General Motors Corporation (GM) is primarily engaged in the worldwide development, production and marketing of cars, trucks and parts. The Company develops, manufactures and markets its vehicles worldwide through its four automotive regions: GM North America, GM Europe, GM Latin America/Africa/Mid-East and GM Asia Pacific. GM's finance and insurance operations are primarily conducted through GMAC LLC (GMAC). GMAC was a wholly owned subsidiary, until November 30, 2006, when GM sold a 51% controlling ownership interest in GMAC. As a result, the Company holds a 49% ownership interest in GMAC, which provides a range of financial services. GM's total worldwide car and truck deliveries were 9.1 million during the year ended December 31, 2006. In January 2007, Isuzu Motors Limited acquired the 100% stake in a diesel engine development company, which is a joint venture between Isuzu Motors and General Motors Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00043.

     o Titanium Metals Corporation (TIMET) is a producer of titanium melted and mill products. The Company has titanium production facilities in both the United States and Europe. It is a vertically integrated titanium manufacturer whose products include titanium sponge, the basic form of titanium metal used in titanium products; melted products (ingot, electrodes and slab), the result of melting sponge and titanium scrap, either alone or with various alloys; mill products that are forged and rolled from ingot or slab, including long products (billet and bar), flat products (plate, sheet and strip) and pipe, and fabrications (spools, pipe fittings, manifolds and vessels) that are cut, formed, welded and assembled from titanium mill products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14368.

     o The Western Union Company (Western Union) is a provider of money transfer services, such as sending money around the world, paying bills and purchasing money orders. The Company operates through two segments: consumer-to-consumer and consumer-to-business. In the consumer-to-consumer segment the Company provides its third-party agents with its multi-currency, real-time money transfer processing systems used to originate and pay money transfers. In the consumer-to-business segment the Company offers consumers options to make payments electronically over the telephone or the Internet, and to make cash payments in person at an agent location. It processes electronic payments using the consumer's credit card, debit card or bank account. The Company offers money transfer and bill payment services under the Western Union, Orlandi Valuta, Vigo and Pago Facil brands. In September 2006, Western Union became an independent company as a result of a spin off from First Data Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32903.

     o American International Group, Inc. (AIG) is a holding company which, through its subsidiaries, is engaged in a range of insurance and insurance-related activities in the United States and abroad. AIG's primary activities include both General Insurance and Life Insurance & Retirement Services operations. Other significant activities include Financial Services and Asset Management. AIG's reportable segments by product or service line are General Insurance, Life Insurance & Retirement Services, Financial Services and Asset Management. AIG provides its products and services in more than 130 countries and jurisdictions. In 2006, AIG acquired Travel Guard International, a provider of travel insurance programs and emergency travel assistance. In September 2007, AIG announced that it has completed the merger of a wholly owned subsidiary of AIG with 21st Century Insurance Group (21st Century). Upon consummation of the merger, AIG acquired remaining 39.3% interest in 21st Century.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08787.

     o JPMorgan Chase & Co. (JPMorgan Chase) is a financial holding company. JPMorgan Chase's principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national bank that is the Company's credit card issuing bank. On October 1, 2006, JPMorgan Chase completed the acquisition of The Bank of New York Company, Inc.'s consumer, business banking and middle-market banking businesses. On July 1, 2006, it completed the sale of its life insurance and annuity underwriting businesses. On April 21, 2006, JPMorgan Chase completed the acquisition of private-label credit card receivables and approximately 21 million accounts from Kohl's Corporation. On March 1, 2006, the Company acquired Collegiate Funding Services. In May 2007, the Company completed the acquisition of Xign Corporation, which will be known as JPMorgan Xign Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-05805.

     o Google Inc. maintains an index of Websites and other content, and makes this information freely available to anyone with an Internet connection. Its automated search technology enables people to obtain nearly instant access to relevant information from its online index. Google generates revenue by delivering online advertising. Businesses use its AdWords program to promote their products and services with targeted advertising. In addition, the third-party Websites that comprise the Google Network use the Company's AdSense program to deliver relevant advertisements that generate revenue. In August 2006, it acquired Neven Vision, an online photo-search company. On October 10, 2006, it acquired the online video company, YouTube. In October 2006, it also acquired JotSpot. JotSpot applications are delivered as Web-based services. In March 2007, the Company acquired Adscape Media Inc., a company that makes technology to deliver advertising over the Internet for placement within videogames.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50726.

     o MGM MIRAGE is a gaming company. As of December 31, 2006, the Company's operations consisted of 23 wholly owned casino resorts and 50% investments in three other casino resorts. The Company owns and operates casino resorts in Las Vegas, Nevada, which includes Bellagio, MGM Grand Las Vegas, Mandalay Bay, The Mirage, Luxor, Treasure Island
          (TI), New York-New York, Excalibur, Monte Carlo, Circus Circus Las Vegas and Slots-A-Fun. The Company owns three resorts in Primm, Nevada, at the California/Nevada state line: Whiskey Pete's, Buffalo Bill's and the Primm Valley Resort (the Primm Valley Resorts), as well as two championship golf courses located near the resorts. Other Nevada operations include Circus Circus Reno, Colorado Belle and Edgewater in Laughlin, Gold Strike and Nevada Landing in Jean (the Jean Properties), and Railroad Pass in Henderson. MGM MIRAGE has a 50% investment in Silver Legacy in Reno, which is adjacent to Circus Circus Reno.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10326.

     o Elan Corporation, plc (Elan) is a neuroscience-based biotechnology company engaged in discovering, developing, manufacturing and marketing therapies in autoimmune diseases, including pain and neurodegenerative diseases. The Company's three core therapeutic areas include neurodegenerative diseases, autoimmune diseases and severe chronic pain. In addition, Elan reorganized its operations into two business units: Biopharmaceuticals and EDT. Biopharmaceuticals engages in biopharmaceutical research and development activities, and pharmaceutical commercial activities. EDT focuses on product development scale-up and manufacturing to address the drug delivery challenges of the pharmaceutical industry.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13896.

     o Starbucks Corporation (Starbucks) purchases and roasts whole bean coffees and sells them, along with fresh, rich-brewed coffees, Italian-style espresso beverages, cold blended beverages, a variety of complementary food items, coffee-related accessories and equipment, a selection of premium teas and a line of compact discs, primarily through Company-operated retail stores. Starbucks also sells coffee and tea products and licenses its trademark through other channels, and through certain of its equity investees, the Company produces and sells ready-to-drink beverages, which include, among others, bottled Frappuccino beverages and Starbucks DoubleShot espresso drinks, and a line of superpremium ice creams. All channels outside the Company-operated retail stores are collectively known as Specialty Operations. Its brand portfolio includes superpremium Tazo teas, Starbucks Hear Music compact discs, Seattle's Best Coffee and Torrefazione Italia coffee.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-20322.

     o Intel Corporation is a semiconductor chip maker, developing advanced integrated digital technology platforms and components, primarily integrated circuits, for the computing and communications industries. Intel's products include chips, boards and other semiconductor products that are the building blocks integral to computers, servers, handheld devices, and networking and communications products. Its component-level products consist of integrated circuits used to process information, including microprocessors, chipsets and flash memory. As of December 30, 2006, the Company's segments included the Digital Enterprise Group (DEG), Mobility Group, Flash Memory Group, Digital Home Group, Digital Health Group and Channel Platforms Group. In October 2006, Eicon Networks Corporation completed the acquisition of Intel Corporation's media and signaling business. In November 2006, Marvell Technology Group Ltd. completed the acquisition of Intel's cellular and applications processor business.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-06217.

     o Merrill Lynch & Co., Inc. (Merrill Lynch) is a holding company that provides investment, financing, insurance and related services to individuals and institutions on a global basis through its broker, dealer, banking, insurance and other financial services subsidiaries. On September 29, 2006, Merrill Lynch completed the merger of its Merrill Lynch Investment Managers (MLIM) business with BlackRock, Inc. (BlackRock) (the BlackRock merger). The Company owns a 45% voting interest and approximately half of the economic interest of BlackRock. Prior to the BlackRock merger, Merrill Lynch operated in three segments: Global Markets and Investment Banking (GMI), Global Private Client (GPC) and MLIM. Effective with the BlackRock merger, MLIM ceased to exist as a separate business segment. A new business segment, Global Wealth Management (GWM), was created, consisting of GPC and Global Investment Management (GIM). As a result, the Company operates in two segments: GWM and GMI.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07182.



     o Weyerhaeuser Company is principally engaged in the growing and harvesting of timber, the manufacture, distribution and sale of forest products, and real estate development and construction. Its business segments are Timberlands, which includes logs, chips and timber; Wood Products, which includes softwood lumber, plywood, veneer, composite panels, hardwood lumber, engineered lumber, raw materials and building materials distribution; Cellulose Fiber and White Papers, which includes pulp, paper and liquid packaging board; Containerboard, Packaging and Recycling; Real Estate and Related Assets, and Corporate and Other. In October 2006, Weyerhaeuser purchased PSA Composites LLC. In February 2006, Weyerhaeuser Real Estate Company acquired Maracay Homes Arizona I, LLC. In August 2006, it announced an agreement to combine its Fine Paper business and related assets with Domtar Inc. On August 30, 2006, it acquired OrganicID, a developer of printed radio frequency identification devices.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04825.



     o Whole Foods Market, Inc. (Whole Foods Market) owns and operates a chain of natural and organic foods supermarket. As of September 30, 2007, the Company operated 276 stores organized into 11 geographic operating regions, 263 stores in 37 United States of America states and the District of Columbia; seven stores in Canada, and six stores in the United Kingdom. This includes 74 stores acquired from Wild Oats Markets, Inc. (Wild Oats) on August 28, 2007, 70 stores in 22 United States of America states and four stores in Canada. Whole Foods Market's product categories include, but are not limited to, produce, seafood, grocery, meat and poultry, bakery, prepared foods and catering, specialty (beer, wine and cheese), Whole Body (nutritional supplements, vitamins, body care and educational products, such as books), floral, pet products and household products. On August 28, 2007, the Company completed the acquisition of Wild Oats, which is a natural and organic foods retailer in North America.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-19797.



Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in this table is for the second, third and fourth calendar quarters of 2004, the four calendar quarter of 2005, 2006 and 2007 as well as for the period from January 1, 2008 through January 28, 2008. (If no price is provided in the table for a particular period, that indicates that such Reference Stock was not traded at such time.)

We obtained the information regarding the historical performance of the Reference Stock in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                   Cutera Inc.
                                    (04 - 08)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004               16.98                    10.79                   13.59
     7/1/2004             9/30/2004               14                       10.8                    11.28
    10/1/2004            12/31/2004               13.65                     9.21                   12.5

     1/1/2005             3/31/2005               19.87                    12.1                    19.28
     4/1/2005             6/30/2005               20                       14                      17.35
     7/1/2005             9/30/2005               26.27                    15.84                   25.94
    10/1/2005            12/30/2005               44.2                     21.6                    26.36

     1/1/2006             3/31/2006               32.13                    24.55                   27.12
     4/1/2006             6/30/2006               28.16                    16.35                   19.72
     7/1/2006             9/29/2006               26.88                    18.57                   26.59
    10/1/2006            12/29/2006               30.27                    24.79                   27

     1/1/2007             3/31/2007               37.81                    26.51                   36.19
     4/1/2007             6/30/2007               38.8                     22.15                   24.92
     7/1/2007             9/30/2007               26.71                    20.57                   26.21
    10/1/2007            12/31/2007               27.8                     14.1                    15.7

     1/1/2008             1/28/2008               16.03                    12.83                   14.08


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Fannie Mae
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004               75.47                    65.89                   71.36
     7/1/2004             9/30/2004               77.8                     63.05                   63.4
    10/1/2004            12/31/2004               73.81                    62.95                   71.21

     1/1/2005             3/31/2005               71.7                     53.72                   54.45
     4/1/2005             6/30/2005               61.66                    49.75                   58.4
     7/1/2005             9/30/2005               60.21                    41.34                   44.82
    10/1/2005            12/30/2005               50.8                     41.41                   48.81

     1/1/2006             3/31/2006               58.6                     48.41                   51.4
     4/1/2006             6/30/2006               54.53                    46.17                   48.1
     7/1/2006             9/29/2006               56.31                    46.3                    55.91
    10/1/2006            12/29/2006               62.37                    54.4                    59.39

     1/1/2007             3/31/2007               60.44                    51.88                   54.58
     4/1/2007             6/30/2007               69.94                    53.3                    65.33
     7/1/2007             9/30/2007               70.57                    56.19                   60.81
    10/1/2007            12/31/2007               68.6                     26.38                   39.98

     1/1/2008             1/28/2008               40.20                    29.14                   33.04


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Harmony Gold Mining Co. Ltd. (ADS)
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004               15.62                     9.25                   10.59
     7/1/2004             9/30/2004               13.74                     9.75                   13.62
    10/1/2004            12/31/2004               14.29                     9.046                   9.27

     1/1/2005             3/31/2005                9.58                     7.51                    7.8
     4/1/2005             6/30/2005                8.8                      5.96                    8.56
     7/1/2005             9/30/2005               11.23                     7.21                   10.94
    10/1/2005            12/30/2005               13.64                     9.71                   13.05

     1/1/2006             3/31/2006               18.84                    12.25                   15.88
     4/1/2006             6/30/2006               17.76                    11.9                    16.29
     7/1/2006             9/29/2006               17.1                     11.91                   12.93
    10/1/2006            12/29/2006               17.26                    12.81                   15.75

     1/1/2007             3/31/2007               15.97                    12.8                    13.9
     4/1/2007             6/30/2007               16.7                     13.15                   14.27
     7/1/2007             9/30/2007               15.27                     8.41                   11.91
    10/1/2007            12/31/2007               11.9                      9.35                   10.31

     1/1/2008             1/28/2008               13.11                    10.07                   10.28


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                     KeyCorp
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------               ------------
     4/1/2004             6/30/2004               32.27                    28.23                   29.89
     7/1/2004             9/30/2004               32.02                    29                      31.6
    10/1/2004            12/31/2004               34.5                     31.35                   33.9

     1/1/2005             3/31/2005               34.05                    31                      32.45
     4/1/2005             6/30/2005               33.8                     31.52                   33.15
     7/1/2005             9/30/2005               35                       31.65                   32.25
    10/1/2005            12/30/2005               34.05                    30.1                    32.93

     1/1/2006             3/31/2006               37.67                    32.9                    36.8
     4/1/2006             6/30/2006               38.31                    34.24                   35.68
     7/1/2006             9/29/2006               38.15                    34.48                   37.44
    10/1/2006            12/29/2006               38.63                    35.73                   38.03

     1/1/2007             3/31/2007               39.9                     35.94                   37.47
     4/1/2007             6/30/2007               38.96                    34.15                   34.33
     7/1/2007             9/30/2007               37.09                    31.38                   32.33
    10/1/2007            12/31/2007               34.05                    21.04                   23.45

     1/1/2008             1/28/2008               26.98                    19.00                   25.58


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Nasdaq Stock Market Inc.
                                    (03 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                8.8                      6.3                     6.3
     7/1/2004             9/30/2004                7                        5.53                    6.9
    10/1/2004            12/31/2004               10.5                      6.4                    10.2

     1/1/2005             3/31/2005               11.86                     7.6                    10.7
     4/1/2005             6/30/2005               20                        9.81                   18.86
     7/1/2005             9/30/2005               25.75                    18.8                    25.35
    10/1/2005            12/30/2005               45.23                    25.33                   35.18

     1/1/2006             3/31/2006               46.75                    34.831                  40.04
     4/1/2006             6/30/2006               45                       23.91                   29.9
     7/1/2006             9/29/2006               32.49                    25.33                   30.24
    10/1/2006            12/29/2006               42.37                    28.9                    30.79

     1/1/2007             3/31/2007               37.45                    26.57                   29.41
     4/1/2007             6/30/2007               34.96                    29.05                   29.71
     7/1/2007             9/30/2007               39                       28.48                   37.68
    10/1/2007            12/31/2007               50.47                    37.65                   49.49

     1/1/2008             1/28/2008               49.90                    34.7501                 44.07


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                First Solar Inc.
                                    (07 - 08)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                 N/A                     N/A                      N/A

     1/1/2005             3/31/2005                 N/A                     N/A                      N/A
     4/1/2005             6/30/2005                 N/A                     N/A                      N/A
     7/1/2005             9/30/2005                 N/A                     N/A                      N/A
    10/1/2005            12/30/2005                 N/A                     N/A                      N/A

     1/1/2006             3/31/2006                 N/A                     N/A                      N/A
     4/1/2006             6/30/2006                 N/A                     N/A                      N/A
     7/1/2006             9/29/2006                 N/A                     N/A                      N/A
    10/1/2006            12/29/2006               30                       20                      29.84

     1/1/2007             3/31/2007               59.88                    27.54                   52.01
     4/1/2007             6/30/2007               91.1                     52.08                   89.29
     7/1/2007             9/30/2007              123.21                    74.77                  117.7399
    10/1/2007            12/31/2007              283                      119.91                  267.14

     1/1/2008             1/28/2008              272.7899                 143.3101                177.00


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Mosaic Co.
                                   (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                N/A                      N/A                     N/A
     7/1/2004             9/30/2004                N/A                      N/A                     N/A
    10/1/2004            12/31/2004               18.58                    14.8                    16.32

     1/1/2005             3/31/2005               17.42                    14.59                   17.06
     4/1/2005             6/30/2005               17.16                    12.36                   15.56
     7/1/2005             9/30/2005               17.99                    15.11                   16.02
    10/1/2005            12/30/2005               15.62                    12.5                    14.63

     1/1/2006             3/31/2006               17.14                    13.78                   14.35
     4/1/2006             6/30/2006               17.28                    13.31                   15.65
     7/1/2006             9/29/2006               17.13                    14.03                   16.9
    10/1/2006            12/29/2006               23.54                    16.2                    21.36

     1/1/2007             3/31/2007               28.84                    19.49                   26.66
     4/1/2007             6/30/2007               41                       26.44                   39.02
     7/1/2007             9/30/2007               54.83                    32.5                    53.52
    10/1/2007            12/31/2007               97.6                     48.72                   94.34

     1/1/2008             1/28/2008              110.20                    71.00                   92.70


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Lululemon Athletica Inc.
                                    (07 - 08)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                N/A                      N/A                      N/A
     7/1/2004             9/30/2004                N/A                      N/A                      N/A
    10/1/2004            12/31/2004                N/A                      N/A                      N/A

     1/1/2005             3/31/2005                N/A                      N/A                      N/A
     4/1/2005             6/30/2005                N/A                      N/A                      N/A
     7/1/2005             9/30/2005                N/A                      N/A                      N/A
    10/1/2005            12/30/2005                N/A                      N/A                      N/A

     1/1/2006             3/31/2006                N/A                      N/A                      N/A
     4/1/2006             6/30/2006                N/A                      N/A                      N/A
     7/1/2006             9/29/2006                N/A                      N/A                      N/A
    10/1/2006            12/29/2006                N/A                      N/A                      N/A

     1/1/2007             3/31/2007                N/A                      N/A                      N/A
     4/1/2007             6/30/2007                N/A                      N/A                      N/A
     7/1/2007             9/30/2007               44.23                    18                      42.03
    10/1/2007            12/31/2007               60.7                     33.8                    47.37

     1/1/2008             1/28/2008               48.3299                  25.00                   31.70


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Nuance Communications Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                5.84                     4.58                    4.95
     7/1/2004             9/30/2004                5                        3.61                    4.08
    10/1/2004            12/31/2004                4.51                     3.25                    4.19

     1/1/2005             3/31/2005                4.8                      3.43                    3.72
     4/1/2005             6/30/2005                4.64                     3.42                    3.77
     7/1/2005             9/30/2005                5.38                     3.74                    5.33
    10/1/2005            12/30/2005                7.89                     4.6                     7.63

     1/1/2006             3/31/2006               12.04                     7.41                   11.81
     4/1/2006             6/30/2006               13.48                     7.37                   10.06
     7/1/2006             9/29/2006               10.39                     6.94                    8.17
    10/1/2006            12/29/2006               12.08                     7.64                   11.46

     1/1/2007             3/31/2007               16.63                    11                      15.31
     4/1/2007             6/30/2007               18.85                    14.94                   16.73
     7/1/2007             9/30/2007               20.24                    14.81                   19.31
    10/1/2007            12/31/2007               22.5584                  17.48                   18.68

     1/1/2008             1/28/2008               18.48                    12.45                   16.22


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Intuitive Surgical Inc.
                                    (01 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               19.1                     15.08                   19
     7/1/2004             9/30/2004               28.25                    17.61                   24.75
    10/1/2004            12/31/2004               40.6                     21.12                   40.02

     1/1/2005             3/31/2005               49.43                    35.69                   45.47
     4/1/2005             6/30/2005               53.1                     40.15                   46.64
     7/1/2005             9/30/2005               79.42                    46.4                    73.29
    10/1/2005            12/30/2005              124.7899                  63.77                  117.27

     1/1/2006             3/31/2006              139.5                     85.63                  118
     4/1/2006             6/30/2006              132                       97.08                  115
     7/1/2006             9/29/2006              123.88                    90.4                   105.45
    10/1/2006            12/29/2006              118.72                    93.92                   95.9

     1/1/2007             3/31/2007              125                       86.2                   121.57
     4/1/2007             6/30/2007              146.2                    120.54                  138.77
     7/1/2007             9/30/2007              235.4                    138.31                  230
    10/1/2007            12/31/2007              359.59                   229.7                   323

     1/1/2008             1/28/2008              330.47                   233.13                  277.57


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Potash Corp. of Saskatchewan Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               16.1667                  13.1533                 16.15
     7/1/2004             9/30/2004               21.4167                  15.2583                 21.39
    10/1/2004            12/31/2004               28                       20.2167                 27.6867

     1/1/2005             3/31/2005               30.6667                  24.302                  29.17
     4/1/2005             6/30/2005               35.5567                  26.4233                 31.86
     7/1/2005             9/30/2005               38.3833                  30.95                   31.1067
    10/1/2005            12/30/2005               31.1067                  24.2567                 26.74

     1/1/2006             3/31/2006               33.08                    26.05                   29.3633
     4/1/2006             6/30/2006               35.4667                  26.28                   28.6567
     7/1/2006             9/29/2006               35.4933                  27.3433                 34.73
    10/1/2006            12/29/2006               49.0633                  33.8333                 47.8267

     1/1/2007             3/31/2007               56.3533                  44.05                   53.31
     4/1/2007             6/30/2007               80.85                    52.8233                 77.97
     7/1/2007             9/30/2007              109.4                     71.5                   105.7
    10/1/2007            12/31/2007              151.9                     97.36                  143.96

     1/1/2008             1/28/2008              152.44                   105.52                  139.54


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   BB&T Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               37.91                    33.02                   36.97
     7/1/2004             9/30/2004               40.46                    36.38                   39.69
    10/1/2004            12/31/2004               43.25                    38.67                   42.05

     1/1/2005             3/31/2005               42.24                    37.68                   39.08
     4/1/2005             6/30/2005               40.95                    37.04                   39.97
     7/1/2005             9/30/2005               43                       38.56                   39.05
    10/1/2005            12/30/2005               43.92                    37.39                   41.91

     1/1/2006             3/31/2006               42.85                    38.24                   39.2
     4/1/2006             6/30/2006               43.46                    39.09                   41.59
     7/1/2006             9/29/2006               44.54                    39.87                   43.78
    10/1/2006            12/29/2006               44.74                    42.48                   43.93

     1/1/2007             3/31/2007               44.3                     39.54                   41.02
     4/1/2007             6/30/2007               43.02                    39.13                   40.68
     7/1/2007             9/30/2007               43                       36.95                   40.39
    10/1/2007            12/31/2007               42.61                    30.36                   30.67

     1/1/2008             1/28/2008               36.15                    25.92                   35.01


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               SunTrust Banks Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004               71.1                     61.27                   64.99
     7/1/2004             9/30/2004               70.69                    63.5                    70.41
    10/1/2004            12/31/2004               74.38                    67.03                   73.88

     1/1/2005             3/31/2005               74.18                    69                      72.07
     4/1/2005             6/30/2005               75                       69.6                    72.24
     7/1/2005             9/30/2005               75.77                    68.85                   69.45
    10/1/2005            12/30/2005               75.46                    65.32                   72.76

     1/1/2006             3/31/2006               76.75                    69.68                   72.76
     4/1/2006             6/30/2006               78.33                    72.56                   76.26
     7/1/2006             9/29/2006               81.59                    75.11                   77.28
    10/1/2006            12/29/2006               85.64                    76.75                   84.45

     1/1/2007             3/31/2007               87.43                    80.76                   83.04
     4/1/2007             6/30/2007               91.3                     78.16                   85.74
     7/1/2007             9/30/2007               90.47                    73.61                   75.67
    10/1/2007            12/31/2007               78.759                   60.02                   62.49

     1/1/2008             1/28/2008               66.20                    54.30                   65.81


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Wells Fargo & Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               29.86                    27.16                   28.615
     7/1/2004             9/30/2004               29.93                    28.06                   29.815
    10/1/2004            12/31/2004               32.02                    28.775                  31.075

     1/1/2005             3/31/2005               31.375                   29.075                  29.9
     4/1/2005             6/30/2005               31.11                    28.885                  30.79
     7/1/2005             9/30/2005               31.435                   29                      29.285
    10/1/2005            12/30/2005               32.35                    28.81                   31.415

     1/1/2006             3/31/2006               32.755                   30.31                   31.935
     4/1/2006             6/30/2006               34.855                   31.9                    33.54
     7/1/2006             9/29/2006               36.89                    33.355                  36.18
    10/1/2006            12/29/2006               36.99                    34.9                    35.56

     1/1/2007             3/31/2007               36.64                    33.01                   34.43
     4/1/2007             6/30/2007               36.49                    33.93                   35.17
     7/1/2007             9/30/2007               37.99                    32.66                   35.62
    10/1/2007            12/31/2007               37.78                    29.29                   30.19

     1/1/2008             1/28/2008               32.04                    24.38                   31.80


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Regions Financial Corp. (New)
                                    (99 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               31.1518                  27.2639                 29.6047
     7/1/2004             9/30/2004               33.59                    29.24                   33.06
    10/1/2004            12/31/2004               35.97                    32.93                   35.59

     1/1/2005             3/31/2005               35.52                    31.66                   32.4
     4/1/2005             6/30/2005               34.5                     31.3                    33.88
     7/1/2005             9/30/2005               35.54                    30.44                   31.12
    10/1/2005            12/30/2005               35.01                    29.16                   34.16

     1/1/2006             3/31/2006               36.32                    32.89                   35.17
     4/1/2006             6/30/2006               36.66                    32.66                   33.12
     7/1/2006             9/29/2006               37.36                    32.37                   36.79
    10/1/2006            12/29/2006               39.15                    36.25                   37.4

     1/1/2007             3/31/2007               38.17                    33.8302                 35.37
     4/1/2007             6/30/2007               36.66                    32.87                   33.1
     7/1/2007             9/30/2007               34.44                    28.9                    29.48
    10/1/2007            12/27/2007               31.26                    22.84                   23.65

     1/1/2008             1/28/2008               23.82                    17.90                   23.79


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Washington Mutual Inc.
                                    (01 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               44.99                    36.8                    38.64
     7/1/2004             9/30/2004               40.88                    37.54                   39.08
    10/1/2004            12/31/2004               42.5                     37.51                   42.28

     1/1/2005             3/31/2005               42.81                    38.7                    39.5
     4/1/2005             6/30/2005               42.97                    37.75                   40.69
     7/1/2005             9/30/2005               43.9                     39.12                   39.22
    10/1/2005            12/30/2005               45.06                    36.64                   43.5

     1/1/2006             3/31/2006               45.6                     41.57                   42.62
     4/1/2006             6/30/2006               47.01                    42.44                   45.58
     7/1/2006             9/29/2006               46.79                    41.03                   43.47
    10/1/2006            12/29/2006               46.38                    42.01                   45.49

     1/1/2007             3/31/2007               46.02                    38.73                   40.38
     4/1/2007             6/30/2007               44.66                    38.76                   42.64
     7/1/2007             9/30/2007               43.85                    31.27                   35.31
    10/1/2007            12/27/2007               36.47                    12.81                   13.61

     1/1/2008             1/28/2008               17.49                    10.73                   17.01


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Noble Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               19.845                   16.765                  18.945
     7/1/2004             9/30/2004               23.25                    17.66                   22.475
    10/1/2004            12/31/2004               25.27                    21.385                  24.87

     1/1/2005             3/31/2005               29.545                   23.52                   28.105
     4/1/2005             6/30/2005               32.3                     24.405                  30.755
     7/1/2005             9/30/2005               36.36                    29.93                   34.23
    10/1/2005            12/30/2005               37.815                   28.57                   35.27

     1/1/2006             3/31/2006               42.48                    34.505                  40.55
     4/1/2006             6/30/2006               43.08                    31.225                  37.21
     7/1/2006             9/29/2006               38.63                    30.455                  32.09
    10/1/2006            12/29/2006               41.155                   29.255                  38.075

     1/1/2007             3/31/2007               40.775                   33.805                  39.34
     4/1/2007             6/30/2007               49.52                    39.185                  48.76
     7/1/2007             9/30/2007               54.285                   43.475                  49.05
    10/1/2007            12/31/2007               57.64                    46.21                   56.51

     1/1/2008             1/28/2008               58.09                    40.40                   45.30


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                    EMC Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               13.76                     9.97                   11.4
     7/1/2004             9/30/2004               11.61                     9.24                   11.54
    10/1/2004            12/31/2004               14.98                    11.68                   14.87

     1/1/2005             3/31/2005               15.09                    11.79                   12.32
     4/1/2005             6/30/2005               14.88                    11.1                    13.71
     7/1/2005             9/30/2005               14.78                    12.05                   12.94
    10/1/2005            12/30/2005               14.55                    12.7                    13.62

     1/1/2006             3/31/2006               14.75                    13.05                   13.63
     4/1/2006             6/30/2006               13.99                    10.11                   10.97
     7/1/2006             9/29/2006               12.09                     9.44                   11.98
    10/1/2006            12/29/2006               13.79                    11.69                   13.2

     1/1/2007             3/31/2007               14.89                    12.74                   13.85
     4/1/2007             6/30/2007               18.16                    13.85                   18.1
     7/1/2007             9/30/2007               21.1                     16.89                   20.8
    10/1/2007            12/31/2007               25.47                    17.36                   18.53

     1/1/2008             1/28/2008               18.60                    15.08                   16.91


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Apple Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               17.095                   12.745                  16.27
     7/1/2004             9/30/2004               19.635                   14.37                   19.375
    10/1/2004            12/31/2004               34.785                   18.825                  32.2

     1/1/2005             3/31/2005               45.44                    31.3                    41.67
     4/1/2005             6/30/2005               44.45                    33.11                   36.81
     7/1/2005             9/30/2005               54.56                    36.29                   53.61
    10/1/2005            12/30/2005               75.46                    47.87                   71.89

     1/1/2006             3/31/2006               86.4                     57.67                   62.72
     4/1/2006             6/30/2006               73.8                     55.41                   57.27
     7/1/2006             9/29/2006               77.78                    50.16                   76.98
    10/1/2006            12/29/2006               93.159                   72.6                    84.84

     1/1/2007             3/31/2007               97.8                     81.9                    92.91
     4/1/2007             6/30/2007              127.61                    89.6                   122.04
     7/1/2007             9/30/2007              155                      111.62                  153.47
    10/1/2007            12/31/2007              202.96                   150.63                  198.08

     1/1/2008             1/28/2008              200.26                   126.14                  130.01


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Riverbed Technology Inc.
                                    (06 - 08)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                N/A                      N/A                      N/A
     7/1/2004             9/30/2004                N/A                      N/A                      N/A
    10/1/2004            12/31/2004                N/A                      N/A                      N/A

     1/1/2005             3/31/2005                N/A                      N/A                      N/A
     4/1/2005             6/30/2005                N/A                      N/A                      N/A
     7/1/2005             9/30/2005                N/A                      N/A                      N/A
    10/1/2005            12/30/2005                N/A                      N/A                      N/A

     1/1/2006             3/31/2006                N/A                      N/A                      N/A
     4/1/2006             6/30/2006                N/A                      N/A                      N/A
     7/1/2006             9/29/2006               19.7                      9.75                   19.5
    10/1/2006            12/29/2006               35.17                    17.52                   30.7

     1/1/2007             3/31/2007               36.25                    25.45                   27.64
     4/1/2007             6/30/2007               45.89                    26.0033                 43.82
     7/1/2007             9/30/2007               49.44                    36.62                   40.39
    10/1/2007            12/31/2007               52.81                    22.8501                 26.74

     1/1/2008             1/28/2008               28.36                    17.66                   22.52


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Toll Brothers Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               22.96                    18.145                  21.16
     7/1/2004             9/30/2004               24.02                    18.55                   23.165
    10/1/2004            12/31/2004               34.4797                  20.615                  34.305

     1/1/2005             3/31/2005               45.595                   32.625                  39.425
     4/1/2005             6/30/2005               53.725                   36.05                   50.775
     7/1/2005             9/30/2005               58.67                    41.08                   44.67
    10/1/2005            12/30/2005               44.71                    33.03                   34.64

     1/1/2006             3/31/2006               39.98                    28.7                    34.63
     4/1/2006             6/30/2006               35.87                    25.1                    25.57
     7/1/2006             9/29/2006               29.75                    22.22                   28.08
    10/1/2006            12/29/2006               33.57                    26.781                  32.23

     1/1/2007             3/31/2007               35.64                    26.9                    27.38
     4/1/2007             6/30/2007               31.15                    24.74                   24.98
     7/1/2007             9/30/2007               26.94                    18.85                   19.99
    10/1/2007            12/31/2007               23.82                    18                      20.06

     1/1/2008             1/28/2008               23.93                    15.49                   22.37


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              General Motors Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               50.04                    42.88                   46.59
     7/1/2004             9/30/2004               46.93                    40.53                   42.48
    10/1/2004            12/31/2004               43.29                    36.9                    40.06

     1/1/2005             3/31/2005               40.8                     27.98                   29.39
     4/1/2005             6/30/2005               36.65                    24.67                   34
     7/1/2005             9/30/2005               37.7                     30.21                   30.61
    10/1/2005            12/30/2005               31.5                     18.33                   19.42

     1/1/2006             3/31/2006               24.6                     18.47                   21.27
     4/1/2006             6/30/2006               30.56                    19                      29.79
     7/1/2006             9/29/2006               33.64                    27.12                   33.26
    10/1/2006            12/29/2006               36.56                    28.49                   30.72

     1/1/2007             3/31/2007               37.24                    28.81                   30.64
     4/1/2007             6/30/2007               38.66                    28.86                   37.8
     7/1/2007             9/30/2007               38.27                    29.1                    36.7
    10/1/2007            12/31/2007               43.2                     24.5                    24.89

     1/1/2008             1/28/2008               26.71                    21.34                   26.53


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Titanium Metals Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                 ------                ------------
     4/1/2004             6/30/2004                2.6975                   1.7938                  2.3138
     7/1/2004             9/30/2004                3.1125                   2.3                     2.9325
    10/1/2004            12/31/2004                3.325                    2.3138                  3.0175

     1/1/2005             3/31/2005                5.0625                   2.9125                  4.5
     4/1/2005             6/30/2005                7.1875                   3.8775                  7.0988
     7/1/2005             9/30/2005               10.6                      6.1575                  9.89
    10/1/2005            12/30/2005               19.86                     8.5625                 15.815

     1/1/2006             3/31/2006               25.92                    15.9575                 24.275
     4/1/2006             6/30/2006               47.625                   24.5                    34.38
     7/1/2006             9/29/2006               34.88                    22.77                   25.28
    10/1/2006            12/29/2006               33.92                    23.2                    29.51

     1/1/2007             3/31/2007               38.85                    27.74                   35.88
     4/1/2007             6/30/2007               39.8                     30.3                    31.9
     7/1/2007             9/30/2007               35.32                    25.75                   33.56
    10/1/2007            12/31/2007               36.5                     25.26                   26.45

     1/1/2008             1/28/2008               26.7925                  17.55                   20.89


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Western Union Co.
                                    (06 - 08)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                N/A                      N/A                     N/A
     7/1/2004             9/30/2004                N/A                      N/A                     N/A
    10/1/2004            12/31/2004                N/A                      N/A                     N/A

     1/1/2005             3/31/2005                N/A                      N/A                     N/A
     4/1/2005             6/30/2005                N/A                      N/A                     N/A
     7/1/2005             9/30/2005                N/A                      N/A                     N/A
    10/1/2005            12/30/2005                N/A                      N/A                     N/A

     1/1/2006             3/31/2006                N/A                      N/A                     N/A
     4/1/2006             6/30/2006                N/A                      N/A                     N/A
     7/1/2006             9/29/2006               20                       16.85                   19.13
    10/1/2006            12/29/2006               24.14                    18.36                   22.42

     1/1/2007             3/31/2007               23.56                    20.74                   21.95
     4/1/2007             6/30/2007               23.76                    20.2                    20.83
     7/1/2007             9/30/2007               21.69                    15                      20.97
    10/1/2007            12/31/2007               24.83                    18.33                   24.28

     1/1/2008             1/28/2008               24.31                    18.56                   21.03


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        American International Group inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004               77.36                    68.73                   71.28
     7/1/2004             9/30/2004               73                       66                      67.99
    10/1/2004            12/31/2004               68.9                     54.28                   65.67

     1/1/2005             3/31/2005               73.46                    54.18                   55.41
     4/1/2005             6/30/2005               58.94                    49.91                   58.1
     7/1/2005             9/30/2005               63.73                    58                      61.96
    10/1/2005            12/30/2005               69.4                     60.93                   68.23

     1/1/2006             3/31/2006               71.09                    64.67                   66.09
     4/1/2006             6/30/2006               66.71                    58.54                   59.05
     7/1/2006             9/29/2006               66.8                     57.52                   66.26
    10/1/2006            12/29/2006               72.97                    65.84                   71.66

     1/1/2007             3/31/2007               72.45                    65.38                   67.22
     4/1/2007             6/30/2007               72.97                    66.15                   70.03
     7/1/2007             9/30/2007               70.69                    60                      67.65
    10/1/2007            12/31/2007               70.13                    50.86                   58.3

     1/1/2008             1/28/2008               59.42                    49.40                   54.75


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              JPMorgan Chase & Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004               42.57                    34.62                   38.77
     7/1/2004             9/30/2004               40.25                    35.496                  39.73
    10/1/2004            12/31/2004               40.45                    36.321                  39.01

     1/1/2005             3/31/2005               39.69                    34.32                   34.6
     4/1/2005             6/30/2005               36.5                     33.35                   35.32
     7/1/2005             9/30/2005               35.95                    33.31                   33.93
    10/1/2005            12/30/2005               40.56                    32.92                   39.69

     1/1/2006             3/31/2006               42.43                    37.88                   41.64
     4/1/2006             6/30/2006               46.8                     39.33                   42
     7/1/2006             9/29/2006               47.49                    40.4                    46.96
    10/1/2006            12/29/2006               49                       45.51                   48.3

     1/1/2007             3/31/2007               51.95                    45.91                   48.38
     4/1/2007             6/30/2007               53.25                    47.7                    48.45
     7/1/2007             9/30/2007               50.48                    42.16                   45.82
    10/1/2007            12/31/2007               48.02                    40.15                   43.65

     1/1/2008             1/28/2008               46.15                    37.66                   45.57


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Google Inc. (Cl A)
                                    (04 - 08)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004                N/A                      N/A                     N/A
     7/1/2004             9/30/2004              135.02                    85                     129.6
    10/1/2004            12/31/2004              201.6                    128.9                   192.79

     1/1/2005             3/31/2005              216.8                    172.57                  180.51
     4/1/2005             6/30/2005              309.25                   179.84                  294.15
     7/1/2005             9/30/2005              320.95                   273.35                  316.46
    10/1/2005            12/30/2005              446.21                   290.685                 414.86

     1/1/2006             3/31/2006              475.11                   331.55                  390
     4/1/2006             6/30/2006              450.72                   360.57                  419.33
     7/1/2006             9/29/2006              427.89                   363.36                  401.9
    10/1/2006            12/29/2006              513                      398.19                  460.48

     1/1/2007             3/31/2007              513                      437                     458.16
     4/1/2007             6/30/2007              534.99                   452.12                  522.7
     7/1/2007             9/30/2007              571.79                   480.46                  567.27
    10/1/2007            12/31/2007              747.24                   569.61                  691.48

     1/1/2008             1/28/2008              697.37                   519.00                  555.98


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   MGM MIRAGE
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004               24.89                    20.495                  23.47
     7/1/2004             9/30/2004               25.07                    19.805                  24.825
    10/1/2004            12/31/2004               36.75                    24.575                  36.37

     1/1/2005             3/31/2005               39.8                     34.5                    35.41
     4/1/2005             6/30/2005               42.98                    32.572                  39.58
     7/1/2005             9/30/2005               46.77                    39.3                    43.77
    10/1/2005            12/30/2005               44.89                    35.3                    36.67

     1/1/2006             3/31/2006               43.43                    35.26                   43.09
     4/1/2006             6/30/2006               46.15                    38.13                   40.8
     7/1/2006             9/29/2006               40.92                    34.2                    39.49
    10/1/2006            12/29/2006               59.52                    39.82                   57.35

     1/1/2007             3/31/2007               75.28                    56.4                    69.52
     4/1/2007             6/30/2007               87.38                    61.17                   82.48
     7/1/2007             9/30/2007               91.15                    63.24                   89.44
    10/1/2007            12/31/2007              100.5                     80.5                    84.02

     1/1/2008             1/28/2008               84.92                    65.00                   72.08


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Elan Corp. PLC (ADS)
                                    (98 - 07)
                                 [CHART OMITTED]


                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004               25.6                     19.1                    24.74
     7/1/2004             9/30/2004               25.9                     16.45                   23.4
    10/1/2004            12/31/2004               30.45                    20.52                   27.25

     1/1/2005             3/31/2005               29.93                     3                       3.24
     4/1/2005             6/30/2005                8.42                     3.3                     6.82
     7/1/2005             9/30/2005                9.49                     6.72                    8.86
    10/1/2005            12/30/2005               14.51                     7.62                   13.93

     1/1/2006             3/31/2006               16.83                    11.88                   14.44
     4/1/2006             6/30/2006               19.42                    14.06                   16.7
     7/1/2006             9/29/2006               16.85                    13.14                   15.6
    10/1/2006            12/29/2006               16.15                    13.8                    14.75

     1/1/2007             3/31/2007               15.1                     11.7                    13.29
     4/1/2007             6/30/2007               22.4                     13.31                   21.93
     7/1/2007             9/30/2007               23.11                    16.37                   21.04
    10/1/2007            12/31/2007               24.9                     20.9                    21.98

     1/1/2008             1/28/2008               25.85                    21.31                   23.17


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Starbucks Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004               22.2                     18.37                   21.745
     7/1/2004             9/30/2004               24.2                     21.025                  22.73
    10/1/2004            12/31/2004               32.13                    22.645                  31.18

     1/1/2005             3/31/2005               31.67                    24.57                   25.83
     4/1/2005             6/30/2005               28.45                    22.29                   25.83
     7/1/2005             9/30/2005               27.195                   23.005                  25.05
    10/1/2005            12/30/2005               32.46                    24.86                   30.01

     1/1/2006             3/31/2006               38.11                    29.9                    37.63
     4/1/2006             6/30/2006               39.88                    34.6                    37.76
     7/1/2006             9/29/2006               38.33                    28.72                   34.05
    10/1/2006            12/29/2006               40.01                    33.61                   35.42

     1/1/2007             3/31/2007               36.61                    28.86                   31.36
     4/1/2007             6/30/2007               32.3                     25.22                   26.24
     7/1/2007             9/30/2007               28.6                     25.63                   26.2
    10/1/2007            12/31/2007               26.92                    19.89                   20.47

     1/1/2007             1/28/2008               21.01                    17.66                   19.66


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Intel Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004               29.01                    25.61                   27.6
     7/1/2004             9/30/2004               27.48                    19.64                   20.06
    10/1/2004            12/31/2004               24.99                    20.22                   23.39

     1/1/2005             3/31/2005               25.47                    21.89                   23.23
     4/1/2005             6/30/2005               28                       21.94                   26.02
     7/1/2005             9/30/2005               28.84                    23.8                    24.65
    10/1/2005            12/30/2005               27.4901                  22.53                   24.96

     1/1/2006             3/31/2006               26.63                    19.31                   19.46
     4/1/2006             6/30/2006               20.27                    16.75                   19
     7/1/2006             9/29/2006               20.95                    16.84                   20.57
    10/1/2006            12/29/2006               22.5                     20.03                   20.25

     1/1/2007             3/31/2007               22.3                     18.75                   19.13
     4/1/2007             6/30/2007               24.45                    19.03                   23.7399
     7/1/2007             9/30/2007               26.52                    22.09                   25.86
    10/1/2007            12/31/2007               27.99                    24.32                   26.66

     1/1/2008             1/28/2008               26.34                    18.05                   20.29


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Merrill Lynch & Co. Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004               60.74                    51.35                   53.98
     7/1/2004             9/30/2004               54.32                    47.35                   49.72
    10/1/2004            12/31/2004               61.16                    50.01                   59.77

     1/1/2005             3/31/2005               61.99                    56.01                   56.6
     4/1/2005             6/30/2005               57.5                     52                      55.01
     7/1/2005             9/30/2005               61.67                    54.36                   61.35
    10/1/2005            12/30/2005               69.34                    58.64                   67.73

     1/1/2006             3/31/2006               79.32                    67.04                   78.76
     4/1/2006             6/30/2006               81.25                    64.58                   69.56
     7/1/2006             9/29/2006               79.4                     66.69                   78.22
    10/1/2006            12/29/2006               93.93                    77.9                    93.1

     1/1/2007             3/31/2007               98.68                    76.85                   81.67
     4/1/2007             6/30/2007               95                       81.18                   83.58
     7/1/2007             9/30/2007               89.23                    66.94                   71.28
    10/1/2007            12/31/2007               77.89                    50.5                    53.68

     1/1/2008             1/28/2008               58.86                    47.50                   57.33


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Weyerhaeuser Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004               68.05                    55.06                   63.12
     7/1/2004             9/30/2004               66.5                     57.9                    66.48
    10/1/2004            12/31/2004               68.59                    59.59                   67.22

     1/1/2005             3/31/2005               69.85                    61.8                    68.5
     4/1/2005             6/30/2005               71.85                    61.77                   63.65
     7/1/2005             9/30/2005               69.96                    62.77                   68.75
    10/1/2005            12/30/2005               68.47                    60.62                   66.34

     1/1/2006             3/31/2006               74.5                     65.85                   72.43
     4/1/2006             6/30/2006               75.5                     56.63                   62.25
     7/1/2006             9/29/2006               63.52                    54.25                   61.53
    10/1/2006            12/29/2006               75.5                     60.25                   70.65

     1/1/2007             3/31/2007               87.09                    70.71                   74.74
     4/1/2007             6/30/2007               84.85                    74.17                   78.93
     7/1/2007             9/30/2007               84.287                   59.67                   72.3
    10/1/2007            12/31/2007               78                       66.68                   73.74

     1/1/2008             1/28/2008               73.75                    60.02                   64.89


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Whole Foods Market Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004               47.845                   36.75                   47.725
     7/1/2004             9/30/2004               48.37                    36.605                  42.895
    10/1/2004            12/31/2004               48.74                    39.515                  47.675

     1/1/2005             3/31/2005               53.39                    44.14                   51.065
     4/1/2005             6/30/2005               61.46                    48                      59.105
     7/1/2005             9/30/2005               69.845                   58.5                    67.225
    10/1/2005            12/30/2005               79.9                     61.3                    77.39

     1/1/2006             3/31/2006               78.27                    58.87                   66.44
     4/1/2006             6/30/2006               74                       59.42                   64.64
     7/1/2006             9/29/2006               65.49                    46.91                   59.43
    10/1/2006            12/29/2006               66.25                    45.56                   46.93

     1/1/2007             3/31/2007               52.43                    42.13                   44.85
     4/1/2007             6/30/2007               48.06                    37.96                   38.3
     7/1/2007             9/30/2007               49.49                    36                      48.96
    10/1/2007            12/31/2007               53.65                    39.417                  40.8

     1/1/2008             1/28/2008               41.08                    34.14                   37.48


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about January 31, 2008, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated March 6, 2007, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $9,458,000




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                January 28, 2008